Exhibit 99.1

Press Release

Shea Development Corp. Becomes Riptide Worldwide, Inc.

January 8th, 2008, Orlando, FL – Shea Development Corp. (OTCBB:SDLP) (“Shea”) announced today that the Company’s shareholders and board of directors approved a name change to Riptide Worldwide, Inc. (“Riptide”).  Riptide’s official corporate website is www.riptide.com.

“Over the past year Riptide has rapidly grown into an organization that provides a broad set of software and technology products and services.” said Frank Wilde, Chairman and CEO of Riptide.  “We have announced two acquisitions that, when finalized, will turn Riptide into a multi-national company with offices throughout the United States and the world.  Our board and our shareholders feel that the Riptide brand more clearly articulates the breadth and depth of our current and future business.”

Phil Loeffel, President of Riptide added “We have chosen to leverage twelve years of quality service and existing brand awareness through the use of the Riptide name.  Riptide is a powerful, easily recognizable brand that is already well known within the defense and hospitality industries due to the long, successful history of its subsidiary, Riptide Software, Inc.  We expect Riptide to build upon that success as we continue to grow and enter new markets. ”

About Riptide

Riptide delivers business process management software solutions and service offerings. Riptide’s solutions improve its customers’ ability to make better decisions, manage critical business processes, reduce expenditures, and improve efficiency. Riptide is an emerging leader in this industry and has a commitment to deliver tangible business results to its customers. The company has a strong track record of delivering mission-critical, reliable solutions on custom, mid-to-large-scale software systems for government, commercial and utility customers. Riptide serves its customers through its subsidiaries Riptide Software, Inc., Bravera, Inc., and its MeterMesh products, and currently maintains offices in Reston, Virginia; Oviedo, Florida; and Ft. Worth, Texas. For more information about Riptide and its subsidiaries, please visit www.riptide.com.

FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial performance and are subject to known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “anticipate,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies.

Some of the effects that could cause actual results to differ from expectations are: a lack of Riptide operating history; the uncertainty of success of our acquisition strategy to grow the Company; the uncertainty of Riptide’s ability to successfully integrate the acquired companies into Riptide; dependence upon the federal, state and local government agencies and industries and companies which experience volatility in funding budgets and sales cycles that may be lengthy and unpredictable; the uncertainty that the combined companies’ prospective sales pipeline will result in final contracts; uncertainty of ability to compete effectively in the business process management market; and other risks and uncertainties more fully described under “Risk Factors” and elsewhere in Riptide’s filings with the Securities and Exchange Commission (“SEC”).

For a discussion of these and other risk factors, see Riptide’s Current Report on Form 8-K filed on March 8, 2007 and its Quarterly Report on Form 10-QSB for the three and nine months ended September 30, 2007, filed with the SEC on November 14, 2007. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. Riptide operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on Riptide’s business or events described in any forward-looking statements. Riptide disclaims any obligation to publicly update or revise any forward-looking statements after the date of this press release to conform them to actual results.

Contact:

Riptide

Rich Connelly, 214-594-2340

rich.connelly@riptidesoftware.com

or

Steve Wasula, 407-282-3545

steve.wasula@riptidesoftware.com